                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration  Statement on Form S-8 and in the related  Prospectus of our report dated June 8, 2000 relating to the financial  statements of Synavant, a Business
Unit of IMS Health Incorporated, which appears in the Synavant Inc. Registration on Form 10. We also  consent to the  incorporation  by  reference  of our report dated June 8, 2000 relating to the financial  statement schedule of Synavant,  a
Business Unit of IMS Health Incorporated, which appears in such Form 10.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 15, 2000

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